Exhibit 99.1

Whitney Information Network Names Charles M. Peck, Chief Executive Officer

CAPE CORAL, Fla.—(BUSINESS WIRE)—Whitney Information Network, Inc. (Pink Sheets:RUSS) is pleased to announce the appointment of Charles M. Peck as Chief Executive Officer and a member of the company’s Board of Directors, effective September 17, 2008.

Building on his expertise in direct marketing and sales as well as restructuring, re-engineering, and re-invention of business models both as a senior executive of and a business consultant to high profile public companies, Mr. Peck will be responsible for achieving the profitable growth of the company, domestically and internationally.

“Chuck has distinguished his career through innovative, effective leadership of companies in transition,” said Steven C. Barre, Lead Director. “His outstanding track record includes a rare blend of extensive training, education and technology industry experience, and we are delighted to have him join our team.”

“Under Chuck’s direction, the Company will be performance-driven, unlocking creativity and innovation, with a strong focus on superior new and improved offerings,” said Mr. Barre. “On behalf of the Board of Directors, I want to sincerely thank all of our people for their continued focus and commitment to our company during our search for a new CEO,” he continued.

Mr. Peck commented, “I’m very excited about joining Whitney Information Network. I intend to continue our emphasis on high value financial literacy and entrepreneurial products and services that are attractively priced for their proposition and to focus on expanding into new markets and considering different vehicles for growth beyond internal development, including expanding successful joint ventures, through licensing with financial services professionals and considering acquisition opportunities. The Company has enriched and will continue to enrich lives by providing high quality training and support in financial literacy, entrepreneurship, real estate and financial markets investing to help our clients achieve greater potential for financial independence and a happier, more secure lifestyle. We intend to be the provider of choice in the markets we serve and be respected as a company known for its integrity, professionalism and customer satisfaction.”

Mr. Peck, 62, has led several organizations including: Innovation Ventures, Inc., a strategic consulting firm serving the educational technology space as President and CEO; Allenbrook, a mission critical, enterprise software company serving the insurance carrier market as President; theglobe.com, a high profile publicly traded internet technology company where he was CEO; and the American Institute of Certified Public Accountants (AICPA) where he had chief operating officer responsibilities. He has an extensive background in marketing, both direct marketing-print and digital; multi-channel direct and telesales, brand advertising and public relations experience and has led sizable sales forces, internal agencies and directed/supervised branding, direct marketing, PR, and investor relations firms.

His marketing leadership roles include serving as Senior Vice President of Product Marketing & Development at SchoolNet, an enterprise software company in the K-12 space. In addition, he headed up marketing and sales for two major business units of Simon & Schuster, a division of Viacom, and was responsible for integrating four companies into a single-source provider of Prentice Hall Legal & Financial Services until its spin-off. He then took on a turnaround at a training unit of Simon & Schuster.

Mr. Peck has also had a series of progressive leadership roles at prestigious organizations including Booz Allen & Hamilton, PepsiCo, and Levi Strauss in senior level marketing, sales and vendor training or profit center roles and was a founding officer of New York Air. In financial services, he has been a marketer of equities, options, futures, fixed income and foreign exchange instruments or information, at both Telerate and the NYSE and Senior Vice President of marketing and sales at Standard and Poor’s. In the real estate investment arena, he is one of the founders of the Crescent Hotel Group.

Like one of our most successful partners, Robert T. Kiyosaki, of Rich Dad Poor Dad fame, Mr. Peck spent formative years in Kailua, Hawaii, served in the U.S. Marine Corps and began his career in sales and management with the Xerox Corporation. He holds an MBA in Finance and BS Degree in Economics from the State University at Albany and has taught at several colleges on an adjunct basis. He has served on the board of the Make-A-Wish Foundation and serves on the board of Indigo Interactive, a consumer marketing provider and Piehead Productions, an internet marketing, web design and development company.

About Whitney Information Network, Inc.:

Whitney Information Network, Inc. (Pink Sheets:RUSS) is a provider of adult education and helps students achieve personal success through comprehensive instruction and mentorships in real estate education and financial markets education in the United States, United Kingdom, Canada and Costa Rica. Additional information can be found at www.wincorporate.com.

Special Note Regarding Forwarding Looking Statements:

This document contains certain forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance, and include statements regarding the outcomes and effects of pending regulatory and other investigations. Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. No forward-looking statement is a guarantee of future performance, and investors should not place undue reliance on any forward-looking statement. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Investors are urged to read the risk factors disclosed in the Company’s public filings with the Securities and Exchange Commission.

Contacts

Whitney Information Network, Inc., Cape Coral

Anne Dandridge, 239-542-0643